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Exhibit 5.1

        [Letterhead of Dorsey & Whitney LLP]

July 3, 2002

ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, Minnesota 55344
(952) 938-8080

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 1,000,000 shares of common stock of the Company, par value $.20 per share ("Common Stock"), under the Company's Direct Stock Purchase Plan (the "Plan").

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

        In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We also have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

        Based on the foregoing, we are of the opinion that the shares of Common Stock to be originally issued by the Company pursuant to the Registration Statement have been duly authorized by all requisite corporate action and, when issued and paid for in accordance with the terms and conditions of the Plan, the shares will be validly issued, fully paid and nonassessable.

        Our opinions expressed above are limited to the laws of the State of Minnesota.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ DORSEY & WHITNEY LLP

JLS

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  Exhibit 5.1